COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS INTERMEDIATE TERM INCOME FUND AND THE
MERRILL LYNCH DOMESTIC MASTER INDEX

EXHIBIT A:

                   MERRILL LYNCH         DREYFUS
                   DOMESTIC             INTERMEDIATE
                   MASTER               TERM
 PERIOD            INDEX *              INCOME FUND

 2/2/96            10,000               10,000
7/31/96             9,843               10,151
7/31/97            10,905               11,846
7/31/98            11,775               13,141

* Source: Merrill Lynch, Pierce, Fenner and Smith Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS SHORT TERM INCOME FUND AND THE MERRILL
LYNCH CORPORATE AND GOVERNMENT MASTER INDEX

EXHIBIT A:
                       MERRILL LYNCH
                       CORPORATE AND
                       GOVERNMENT          DREYFUS
 PERIOD                MASTER              SHORT TERM
                       INDEX *             INCOME FUND

8/18/92                10,000              10,000
7/31/93                10,618              10,732
7/31/94                10,806              10,997
7/31/95                11,672              11,773
7/31/96                12,305              12,528
7/31/97                13,293              13,649
7/31/98                14,149              14,730

* Source: Merrill Lynch, Pierce, Fenner and Smith Inc.